  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2016

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-194280

MD	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
Amendment No. 4 to Advisory Agreement
On February 9, 2016, Griffin Capital Essential Asset REIT II, Inc. (the "Registrant") entered into Amendment No. 4 to Advisory Agreement (the "Amendment") between the Registrant and Griffin Capital Essential Asset Advisor II, LLC (the "Advisor") to clarify the definition of the Contingent Advisor Payment Holdback, which consists of the first $5.0 million of amounts paid by the Advisor for dealer manager fees and organizational and offering expenses.
The foregoing description of the Amendment is qualified in its entirety by reference to the terms of the Amendment, which is attached as Exhibit 10.1 hereto.
Item 7.01    Regulation FD Disclosure
On February 10, 2016, Griffin Capital Corporation, the sponsor of the Registrant, issued a press release on behalf of the Registrant, disclosing the acquisition of the Toshiba TEC property, described below in Item 8.01. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.
Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.
Item 8.01.    Other Events
Acquisition of Toshiba TEC property
On January 21, 2016, the Registrant acquired a four-story, Class 'A' office property consisting of approximately 200,850 square feet located in Durham, North Carolina (the "Toshiba TEC property"). The Toshiba TEC property is leased in its entirety to the Toshiba TEC Corporation ("Toshiba TEC"), which in turn subleased its interest to Toshiba Global Commerce Solutions, Inc. ("TGCS"). The purchase price for the Toshiba TEC property was approximately $35.8 million, plus closing costs. In addition, the Registrant received an approximately $0.6 million credit from the seller to cover a rent abatement period from the closing date through April 30, 2016. The purchase price plus closing costs and certain acquisition expenses to third parties (reduced by certain adjustments, credits, and previous deposits) were funded with a draw of $17.9 million pursuant to the Registrant's revolving credit facility with a syndicate of lenders under which KeyBank, N.A. serves as administrative agent and JPMorgan Chase Bank, N.A. serves as syndication agent. In accordance with the terms of the Registrant's advisory agreement, as amended (the "Advisory Agreement"), the Advisor earned approximately $0.7 million in acquisition fees in connection with the acquisition of the Toshiba TEC property. As of the closing date, the Registrant incurred acquisition expenses of approximately $0.3 million in connection with the acquisition of the Toshiba TEC property, approximately $0.2 million of which will be reimbursed or paid to the Advisor and approximately $0.1 million of which were paid to unaffiliated third parties. The acquisition fees and acquisition expenses to be paid to the Advisor were deferred and will be paid at a future date. Pursuant to the terms of the Advisory Agreement, no Contingent Advisor Payment was paid, as the Registrant has not reached the full Contingent Advisor Payment Holdback (as such terms are defined in the Advisory Agreement).
The Toshiba TEC property serves as the corporate headquarters for TGCS. TGCS, a subsidiary of Toshiba TEC, is a provider of integrated in-store solutions for retailers globally. Toshiba Corporation ("Toshiba") owns 50% of Toshiba TEC. Toshiba TEC is a global leader in the retail solutions, printing solutions, original designing manufacturer (ODM) solutions, and inkjet printing business in Japan and internationally. Toshiba TEC (Tokyo Stock Exchange: 6588) maintains an investment grade credit rating of IG-10 from Bloomberg ('BBB-' S&P equivalent rating) and Toshiba (Tokyo Stock Exchange: 6502) maintains a credit rating of 'BB+' from S&P and is ranked #157 on the 2015 Fortune Global 500 List.
The Toshiba TEC property is located within the Raleigh/Durham/Chapel Hill region and is immediately adjacent to the Research Triangle Park, the largest dedicated scientific research park in the United States. The Toshiba TEC property was originally constructed in 1999 as a build-to-suit for IBM Corporation ("IBM"), which sold its Retail Store Solutions business to Toshiba TEC. Toshiba TEC immediately subleased the Toshiba TEC property to TGCS, which relocated its operations housed within IBM's campus to the property. As the headquarters for TGCS, the Toshiba TEC property houses the executive team and is a critical facility for the growth of Toshiba TEC's global retail technology business. The Toshiba TEC property features a number of employee amenities and contains a raised-floor lab space, which is essential to TGCS's research, development, and testing of product software. The Registrant believes the Toshiba TEC property is a business essential facility to Toshiba TEC's and TGCS's overall operations due to its significant locational benefits immediately adjacent to the Research Triangle Park, the capital invested to create a mission-critical, showcase facility for TGCS, and Toshiba TEC's long-term commitment to the Raleigh-Durham market evidenced by its 154-month lease term.
The Toshiba TEC lease, as amended, is an absolute-net lease with a remaining term of 12.3 years upon the Registrant's acquisition, expiring in April 2028. Toshiba TEC subleased the property to TGCS and the current annual base rent is approximately $2.2 million commencing on May 1, 2016, with 2.8% average annual increases for the remaining duration of the lease. The Toshiba TEC lease also includes two five-year fixed rate base rent renewal options, no termination option, and a right of first refusal on any sale of the property, subject to certain conditions.
The going-in capitalization rate for the Toshiba TEC property is approximately 6.11%. The going-in capitalization rate is determined by dividing the projected net operating income for the first fiscal year the Registrant owns the property by the acquisition price (exclusive of closing and offering costs). The net operating income is calculated by totaling the sum of all the revenues from Toshiba TEC and TGCS, as subtenant, including base rental revenue, parking revenue, and expense reimbursement revenue then deducting the total of all the property expenses including utilities, insurance, real estate taxes, repairs and maintenance, and all property operating expenses. The projected net operating income includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that Toshiba TEC and TGCS will perform their obligations under the lease agreement during the next 12 months.
Toshiba TEC will be responsible for managing the Toshiba TEC property. Griffin Capital Essential Asset Property Management II, LLC will be paid an oversight fee in an amount of 1.0% of the gross monthly revenues collected from the Toshiba TEC property.
Item 9.01.    Exhibits
(d)    Exhibits.

10.1	Amendment No. 4 to Advisory Agreement

99.1	Press Release regarding the Toshiba TEC property dated February 10, 2016

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: February 10, 2016	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary